EXHIBIT 1

REPORTABLE TRANSACTIONS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Market.  The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
8/4/2014	Sale	$ 13.7141	1	6800
8/5/2014	Sale	$ 13.7388	2	6500
8/6/2014	Sale	$ 14.3032	3	7300
8/7/2014	Sale	$ 14.4590	4	4123
8/8/2014	Sale	$ 14.4311	5	5853
8/11/2014	Sale	$ 14.6853	6	6850
8/12/2014	Sale	$ 14.4523	7	6800
8/13/2014	Sale	$ 14.5169	8	6200
8/14/2014	Sale	$ 14.4588	9	6000
8/15/2014	Sale	$ 14.4390	10	6900
8/18/2014	Sale	$ 14.6144	11	3539
8/19/2014	Sale	$ 14.4911	12	6900
8/20/2014	Sale	$ 14.4889	13	4955
8/21/2014	Sale	$ 14.4920	14	2535
8/22/2014	Sale	$ 14.4823	15	6200
8/25/2014	Sale	$ 14.5013	16	3103
8/26/2014	Sale	$ 14.4640	17	6900
8/27/2014	Sale	$ 14.2764	18	6900
8/28/2014	Sale	$ 14.3316	19	5100
8/29/2014	Sale	$ 14.4807	20	4900

1 This transaction was executed in multiple trades at prices ranging from $13.68 – 13.89.
2 This transaction was executed in multiple trades at prices ranging from $13.63 – 13.90.
3 This transaction was executed in multiple trades at prices ranging from $13.87 – 14.46.
4 This transaction was executed in multiple trades at prices ranging from $14.45 – 14.48.
5 This transaction was executed in multiple trades at prices ranging from $14.40 – 14.49.
6 This transaction was executed in multiple trades at prices ranging from $14.58 – 14.82.
7 This transaction was executed in multiple trades at prices ranging from $14.35 – 14.51.
8 This transaction was executed in multiple trades at prices ranging from $14.49 – 14.58.
9 This transaction was executed in multiple trades at prices ranging from $14.45 – 14.47.
10 This transaction was executed in multiple trades at prices ranging from $14.35 – 14.53.
11 This transaction was executed in multiple trades at prices ranging from $14.57 – 14.65.
12 This transaction was executed in multiple trades at prices ranging from $14.49 – 14.50.
13 This transaction was executed in multiple trades at prices ranging from $14.48 – 14.50.
14 This transaction was executed in multiple trades at prices ranging from $14.48 – 14.50.
15 This transaction was executed in multiple trades at prices ranging from $14.48 – 14.50.
16 This transaction was executed in multiple trades at prices ranging from $14.50 – 14.51.
17 This transaction was executed in multiple trades at prices ranging from $14.42 – 14.50.
18 This transaction was executed in multiple trades at prices ranging from $14.19 – 14.49.
19 This transaction was executed in multiple trades at prices ranging from $14.30 – 14.37.
20 This transaction was executed in multiple trades at prices ranging from $14.48 – 14.495.